EX-35.6
(logo) MIDLAND    (logo) PNC
       LOAN              REAL ESTATE
       SERVICES


ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer's activities during the calendar year 2013 (the "Reporting Period") and of its performance under the Agreement has been made under the undersigned officer's supervision; and
2. To the best of the undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


PNC Bank, National Association
d/b/a Midland Loan Services

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President


Member of The PNC Financial Services Group
10851 Mastin Boulevard  Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland


(page)


Schedule I

JP Morgan Chase Commercial Mortgage Securitization Corp.
Direct Email: russo_bianca@jpmorgan.com


Recipient Role                      Deal Name                                                Series Number         Midland Role
Depositor - General Counsel         Boca Hotel Portfolio Trust                               Series 2013-BOCA      Special Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2013-LC11      Master Servicer
  Master Servicer of the Legacy Place loan under the JPM 2013-C12 PSA
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2013-C16       Special Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2013-C16       Subservicer
  Master Servicer of the Miracle Mile Loan under the COMM 2013-CCRE11 PSA
  Primary Servicer of the Miracle Mile Loan under the COMM 2013-CCRE12 PSA
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2013-C15       Subservicer
  Master Servicer of the Miracle Mile Loan under the COMM 2013-CCRE11 PSA
  Primary Servicer of the Miracle Mile Loan under the COMM 2013-CCRE12 PSA
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2013-C14       Master and
                                                                                                                   Special Servicer
  Master Servicer of the 589 Fifth Avenue loan under the JP Morgan 2013-C13 PSA
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2013-C13       Master Servicer
  Master and Special Servicer of the SanTan Village loan under the JPM 2013-C14 PSA
  Master Servicer of the Americold Storage loan under the JPM 2013-C12 PSA
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2013-C12       Master Servicer
  Master Servicer of the IDS Center loan under the JPM 2013-C13 PSA
  Master Servicer of the Southridge Mall loan under the JPM 2013-C14 PSA
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2013-C10       Master Servicer
  Master Servicer of the West County Mall CMBS LLC loan under the JPM 2012-LC9 PSA
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2012-PHH       Master and
                                                                                                                   Special Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2012-LC9       Master Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2012-CIBX      Primary Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2012-CIBX      Special Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2012-C8        Special Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2012-C6        Special Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2011-C5        Master Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2008-C2        Master Servicer



(page)


Schedule I

JP Morgan Chase Commercial Mortgage Securitization Corp.
Direct Email: russo_bianca@jpmorgan.com


Recipient Role                      Deal Name                                                Series Number         Midland Role
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2007-LDP12     Primary Servicer
  Sawgrass Mills whole loan
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2007-LDP11     Special Servicer
  JQH Portfolio whole loan only
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2007-CIBC20    Master Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2007-CIBC18    Master Servicer
  131 S Dearborn whole loan only
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2007-C1        Primary Servicer
  Gurnee Mill whole loan only
Depositor - General Counsel         JP Morgan Chase Commercial Mortgage Securities Corp.     Series 2006-LDP8      Master Servicer
Depositor - General Counsel         JP Morgan Chase Commercial Securities Corp.              Series 2013-C17       Master Servicer
  Master Servicer on the Aire Whole loan under the JPM 2013-C16 PSA